EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

Trimble Navigation Australia Pty Limited	Australia

Meridian Project Systems Pty Ltd.	Australia

Spectra Precision Pty Ltd.	Australia

Quantm Ltd.	Australia

Trimble Belgium BVBA	Belgium

Jamestown Manufacturing Corporation	USA

Pacific Crest Corporation	USA

Trimble Export Limited	USA

Trimble IP General Corporation	USA

Trimble IP Limited Corporation	USA

Trimble Military and Advanced Systems, Inc.	USA

Trimble Navigation International Limited	USA

Meridian Project Systems, Inc.	USA

0807381 B.C. Ltd.	Canada

Applanix Corporation	Canada

MPS Development, Inc.	Canada

Trimble Canada Ltd.	Canada

Trimble Exchangeco Ltd.	Canada

Trimble Holdings Co.	Canada

VS Visual Statement, Inc.	Canada

Eleven Technology (SIP) Co. Ltd.	China

Trimble Electronic Products (Shanghai) Co. Ltd.	China

Trimble Navigation Technology (Shanghai) Co. Ltd.	China

Inpho USA Inc.	USA

Eleven Technology, Inc.	USA

XYZ Solutions, Inc.	USA

Inpho Technology Oy	Finland

Advanced Public Safety, Inc.	Florida

Mensi, S.A.	France

Trimble France S.A.S.	France

Apache Technologies Europe GmbH	Germany

GeoNav GmbH	Germany

Inpho GmbH	Germany

Meridian Project Systems Europe GmbH	Germany

Trimble GmbH	Germany

Trimble Holdings GmbH	Germany

Trimble Jena	Germany

Trimble Kaiserslautern GmbH	Germany

TerraSat GmbH	Germany

@Road Software India Pvt. Ltd.	India

Trimble Navigation India Private Limited	India

Trimble Italia SRL	Italy

Mensi, KK	Japan

Trimble Japan K.K.	Japan

Trimble Mexico S de RL	Mexico

Trimble Europe B.V.	Netherlands

Datacom Software Research Ltd.	New Zealand

Trimble Navigation New Zealand Limited	New Zealand

Apache Technologies, Inc.	USA

Tripod Data Systems, Inc.	USA

Trimble Navigation Singapore PTE Limited	Singapore

Trimble International Holdings S.L.	Spain

Trimble Navigation Iberica S.L.	Spain

Spectra Precision Scandinavia AB	Sweden

Trimble AB	Sweden

MobileTech Solutions, Inc.	USA

Applanix LLC	USA

@Road, Ltd.	United Kingdom

Trimble Navigation Europe Limited	United Kingdom

Trimble Pty Ltd.	United Kingdom

Trimble Mobile Solutions, Inc.	USA